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                                                                   Exhibit 10.20


                              ACQUISITION AGREEMENT

         AGREEMENT, dated this 16th day of August, 1999, by and between Ernst & Company, a Delaware corporation ("Seller"), and LaBranche & Co., a New York limited partnership ("Purchaser").

         WHEREAS, Purchaser has taken steps to complete an ownership restructuring (the "Restructuring") involving the organization of LaBranche & Co Inc., a Delaware corporation which will hold 100% of the equity interest in Purchaser ("Newco"), and an initial public offering of the shares of stock of Newco (the "IPO") to occur simultaneously with the Restructuring;

         WHEREAS, Seller is a limited partner of Purchaser and owns an interest in capital and a 5.3685% interest in the profits of Purchaser (the "LP Interest"), but does not intend to participate in the IPO and become a stockholder of Newco;

         WHEREAS, Seller has previously agreed to sell, and Purchaser has previously agreed to acquire, the entire LP Interest (including the balance in Seller's capital account with Purchaser); and

         WHEREAS, Seller and Purchaser wish to formalize the terms and conditions of their agreement by hereinafter setting forth such terms and conditions.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows (with all capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Amended and Restated Articles of Partnership of Purchaser, as amended to the date hereof (the "Partnership Agreement")):

         1. PURCHASE AND SALE OF THE LP INTEREST. Subject to the terms and conditions hereof, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will acquire from Seller, the LP Interest for a purchase price of $28,176,000 (the "Purchase Price"), payable by wire transfer of immediately available funds to the order of Seller immediately after the closing of the IPO.

         2. PRE-CLOSING CONDITIONS. Purchaser's and Seller's mutual obligations to consummate the transactions contemplated hereby will be subject to the conditions that (i) the IPO shall have been consummated on or before December 31, 1999, and (ii) no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful, and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority or shall be threatened to restrain or prohibit such transactions.


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         3.   CAPITAL CONTRIBUTIONS. Notwithstanding the provisions of Section
4(b) of the Partnership Agreement, Seller will not be required to make any additional capital contributions to Purchaser pursuant to such provision prior to the consummation of the IPO and the transactions contemplated hereby; PROVIDED, HOWEVER, that if the IPO has not been consummated on or before December 31, 1999, unless otherwise agreed by the parties (i) Seller's obligation to make such additional capital contributions to Purchaser shall be reinstated immediately, retroactive to the date of this Agreement, and (ii) Purchaser shall be entitled to retain that portion of Seller's share of the previously undistributed profits of Purchaser for the fiscal year ended December 31, 1999 (as an additional capital contribution to Purchaser by Seller) which is equal to the amounts which otherwise would have been retained by Purchaser pursuant to Section 4(b) of the Partnership Agreement. Effective upon the consummation of the transactions contemplated hereby, Seller shall have no further obligations to Owen J. DeCoursey under the provisions of the Partnership Agreement.

         4. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser as follows:

              (a) upon the transfer of the LP Interest under this Agreement to Purchaser, Purchaser will acquire good and marketable title to the LP Interest free and clear of any pledge, security interest or other encumbrance, or any restriction or claim;

              (b) Seller has good and marketable title to the LP Interest, and there are no options, warrants, calls, commitments or agreements of any type to which Seller is a party or by which Seller may be bound under which any person or entity has a right to purchase or acquire, own or maintain any rights in, of or to any of the LP Interest;

              (c) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Seller will not (i) conflict with, result in the breach of, or constitute a default under the certificate of incorporation, bylaws or other organizational documents of Seller or any agreement or other instrument to which Seller is a party or by which the property of Seller is bound or affected,
(ii) result in the creation of any lien, security interest, charge or encumbrance upon the LP Interest, (iii) require any authorization, consent, approval, exemption or other action by, or notice to, any third party, court or other governmental or administrative body, or (iv) violate any laws, statutes, regulations, orders or judgments applicable to Seller or the LP Interest;

              (d) Seller has full, absolute and entire power and legal right to execute, deliver and perform this Agreement;

              (e) the execution, delivery and performance by Seller of this Agreement have been duly and validly authorized by all necessary corporate action on behalf of Seller;


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              (f)  this Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles; and

              (g) Seller has been afforded the opportunity to ask questions of, and receive answers from, the management of Purchaser about the business and affairs of Purchaser, LaB Investing Co. L.L.C., the general partner of Purchaser (the "General Partner"), and Newco and the terms of the Restructuring and the IPO and to obtain any additional information related thereto, to the extent available and appropriate; Purchaser, the General Partner and Newco have furnished to Seller all information which Seller considers necessary to form a decision concerning the disposition of the LP Interest; and no valid request to Purchaser, the General Partner or Newco by Seller for information of any kind about Purchaser, the General Partner and Newco and the terms of the Restructuring and the IPO has been refused or denied or remains unfulfilled as of the date hereof.

         5. PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser hereby represents and warrants to Seller as follows:

              (a) Purchaser has full, absolute and entire power and legal right to execute, deliver and perform this Agreement;

              (b) the execution, delivery and performance by Purchaser of this Agreement have been duly and validly authorized by all necessary action on behalf of Purchaser;

              (c) this Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to our affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles; and

              (d) the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with the provisions hereof by Purchaser will not (i) conflict with, result in the breach of, or constitute a default under the certificate of incorporation, bylaws or other organizational documents of Purchaser or any agreement or other instrument to which Purchaser is a party or by which the property of Purchaser is bound or affected, (ii) require any authorization, consent, approval, exemption or other action by, or notice to, any third party, court or other governmental or administrative body, or (iii) violate any laws, statutes, regulations, orders or judgments applicable to Purchaser.


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         6.   CONSENT OF GENERAL PARTNER. By signing below on behalf of
Purchaser, the General Partner consents to the sale of the LP Interest by Seller to Purchaser pursuant to, and on the terms and conditions set forth in, this Agreement.

         7. TERMINATION OF LIMITED PARTNER STATUS. Effective upon the consummation of the transactions contemplated hereby, Seller shall cease to be a Limited Partner of Purchaser.

         8. RELEASES. Effective upon the consummation of the transactions contemplated hereby, (i) Seller hereby releases Purchaser, Newco and the General Partner, and any of their respective affiliates, partners, predecessors, administrators, successors and assigns from any and all causes of action, suits, debts, demands, covenants, contracts, agreements, damages, liabilities and claims of any nature whatsoever (collectively, "Claims") that could ever be asserted by Seller, whether presently known or unknown, accrued or unaccrued, which pertain to Purchaser or Seller's acquisition, ownership and disposition of the LP Interest, and (ii) Purchaser hereby releases Seller and any of its affiliates, predecessors, administrators, successors and assigns from any and all Claims that could ever be asserted by Purchaser, whether presently known or unknown, accrued or unaccrued, which pertain to Purchaser or Seller's acquisition ownership and disposition of the LP Interest. The foregoing releases are not intended to affect the obligations of the parties under this Agreement.

         9. ENTIRE AGREEMENT. This Agreement and that certain waiver letter, dated June 11, 1999, from Purchaser to Seller state the entire agreement between the parties with respect to the subject matter hereof (other than the Partnership Agreement), and the provisions hereof may only be modified, waived or terminated by a writing signed by the party or parties to be bound thereby.

         10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

         11. BINDING EFFECT. This Agreement and all the terms and conditions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         12. FURTHER ASSURANCES. The parties hereto will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  ERNST & COMPANY


                                  By: S.D. Solomon
                                     ----------------------------------------
                                     Name:  S.D. Solomon
                                     Title: Vice Chariman


                                  LABRANCHE & CO.

                                  By: LaB Investing Co. L.L.C.,
                                       As General Partner


                                  By: George M.L. LaBranche, IV
                                     ----------------------------------------
                                     George M.L. LaBranche, IV, Member


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